SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2007
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-Performing Assets”, of its Annual Report on Form 10-K for the year ended December 31, 2006, German American Bancorp, Inc. (the “Company”) at December 31, 2006 had a level of non-performing loans that was higher than historic levels. At December 31, 2006, a single credit facility, which was extended to a borrower that owned and operated two hotel facilities, was largely responsible for the elevated level of non-performing loans. This facility included extensions of credit in the approximate amount of $3.5 million (after a partial charge-off during 2006) that were secured by a first priority lien on the hotel properties.

In late March, 2007, the Company acquired deeds in lieu of foreclosure of these two hotel properties and placed the hotels under control of an independent management company pending their sale. On April 16, 2007, the Company agreed to sell the two hotels, subject to conventional financing by the Company, to an unaffiliated purchaser for a sales price of approximately $2.2 million, net of the costs of sale, and the sale of the properties closed on April 20, 2007.

The net effect of these activities was to decrease the level of the Company’s non-performing loans at March 31, 2007, by the entire $3.5 million year-end carrying value of the credit secured by the hotel facilities, and to record the carrying value of the hotel properties as “other real estate owned” at $2.2 million as of March 31, 2007. During the first quarter of 2007, the Company charged the difference of $1.3 million against its allowance for loan losses and recorded a corresponding expense ($785 thousand after tax) for a special provision for loan losses.

In connection with the Company’s agreement with its borrower under which the deeds to the hotels were acquired in lieu of foreclosure, one of the principals of the borrower executed and delivered to the Company’s subsidiary bank his ten-year monthly installment personal promissory note in the principal amount of $1.1 million, and has in fact paid the first two installments due under that note. Due to substantial uncertainty about the personal financial ability of the obligor under the note to pay it in accordance with its terms, however, the Company has not recognized any value for this personal note in its financial statements. If, and to the extent that, this obligor continues to pay installments under the note in accordance with its terms, or the note is otherwise sold or liquidated for value by the Company, the Company could recover some of this charge-off in future periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Dated: April 25, 2007	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, President and Chief Executive Officer